Exhibit 99.2

Alaska Communications Completes the Sale of its Wireless Business

-Net proceeds being used to deleverage balance sheet, achieving one of the lowest leverage levels in the industry-

ANCHORAGE, Alaska--(BUSINESS WIRE)--February 2, 2015--Alaska Communications (NASDAQ:ALSK), has closed the sale of its wireless assets to General Communication, Inc. (NASDAQ:GNCMA). Net proceeds from this transaction will be used to pay down debt. A stronger balance sheet, combined with revenue and earnings growth, better positions the company to pursue additional opportunities to create shareholder value.

“We can now focus on our business broadband and managed IT solutions strategy, which provides our greatest areas of growth and highest levels of profitability. Our broadband assets are already yielding industry-leading revenue growth. As we focus our attention and resources on reliable broadband and managed IT solutions, we look to be the partner of choice for Alaska businesses fortifying our customer relationships by delivering improved service,” said Alaska Communications President and CEO Anand Vadapalli.

“When we announced this transaction in December 2014, we said that by eliminating the negative margins associated with the retail wireless business and by realizing additional synergies, we were targeting a pro-forma run-rate EBITDA of $54 million and a leverage ratio of 3.1x annual EBITDA. The operational plan to perform at or better than these levels is underway. We will provide a comprehensive update of this plan at our 2014 earnings conference call scheduled for Thursday, March 5, 2015,” said Alaska Communications CFO Wayne Graham.

Alaska Communications Fourth Quarter and Full Year 2014 Financial Results

Further information about the benefits of the transaction, including the final net proceeds and the plan to achieve synergies will be provided during the Fourth Quarter and Full Year 2014 Financial Results earnings call. The Company will release financial results for the fourth quarter and full year 2014 shortly after markets close Wednesday March 4, 2015. The company will host a conference call and live webcast Thursday, March 5, 2015, at 5:00 p.m. Eastern time to discuss the results. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-888-554-1422 and enter passcode 563023. All other parties can access the call at 1-719-457-2663.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 6, 2015 at 4:00 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 1673988 9717877. All other parties can call 1-719-457-0820 and enter pass code 1673988 9717877.

About Alaska Communications

Alaska Communications (NASDAQ:ALSK) is a leading provider of advanced broadband and managed service solutions for businesses and consumers in Alaska. The Company operates a highly reliable, advanced statewide data and voice network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Financial Measures

This release includes information related to management's estimate of adjusted EBITDA. Adjusted EBITDA, in this context, may not be consistent with EBITDA measures used by other companies, are not measurements under generally accepted accounting principles (GAAP) and should not be considered a substitute for other measures of financial performance recorded in accordance with GAAP. Management of Alaska Communications believes that EBITDA provides useful information to investors. Due to the complexities of estimating cash from operations in future periods, the company is not able to provide a reconciliation of adjusted EBITDA to its nearest GAAP measure.

Forward-Looking Statements

This release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Alaska Communications control. For further information regarding risks and uncertainties associated with the company's business, please refer to Alaska Communications' SEC filings.

CONTACT:
Investor Relations:
Alaska Communications
Tiffany Dunn, 907-564-7556
Manager, Board and Investor Relations
ACSInvestors@acsalaska.com